Exhibit 99.1

U.S. GoldMining Releases
2024 Sustainability Factsheet

Anchorage, Alaska – May 30, 2024 – U.S. GoldMining Inc. (NASDAQ: USGO) (“U.S. GoldMining” or the “Company”) is pleased to announce the publication of the Company’s sustainability initiatives and activities in summary form (the “Factsheet”) for the past year. The Factsheet provides a snapshot of the Company’s governance of sustainability-related risks and performance on environmental and community initiatives. U.S. GoldMining is dedicated to ensuring responsible exploration practices, which minimize harm to the environment and create shared value for all stakeholders.

The Factsheet is available on the Company’s website at www.usgoldmining.us.

Sustainability Factsheet Highlights

●	U.S. GoldMining is committed to advancing the Whistler Gold-Copper Project (“Whistler” or the “Project”), Alaska

○	As Whistler advances through exploration and potentially enters into development and production in the future, Alaska would stand to benefit from subsequent direct and downstream economic growth and job creation.

○	Whistler has the potential to contribute to the U.S. domestic supply of copper in the future, a critical metal as defined by the U.S. Department of Energy, which is essential to the clean energy transition.

●	U.S. GoldMining spent approximately US$4.3M in 2023 with local Alaskan suppliers and contractors, demonstrating the Company’s commitment to bring economic opportunities and jobs to Alaska.

○	Key contracts awarded to local businesses include drilling, camp services and maintenance, aviation, expediting and supply of fuel and other consumables.

●	U.S. GoldMining’s commitment to supporting local community causes and events is exemplified by donations in excess of US$60,000 over the past year to, among others, local Alaskan non-government organizations and to support sporting and community events.

●	U.S. GoldMining’s steadfast commitment to health and safety management included providing 192 hours of health and safety training to our personnel and contractors, and 2,070 hours of health and safety initiatives and management activities.

●	U.S. GoldMining’s policy on diversity and inclusion resulted in 50% female representation on the Company’s Board of Directors.

Tim Smith, Chief Executive Officer of U.S. GoldMining, commented: “I am extremely proud of the efforts we have made as a new organization in our first year of operation, to have developed and implemented a sustainability program including rollout of environmental baseline studies, health and safety management systems and processes, and stakeholder engagement programs. We aspire to be stewards of the environment while advancing the Whistler Gold-Copper Project. As we look ahead to another exciting exploration season this coming summer, we remain committed to the safety of our people and contractors, continuing respectful community consultation and maintaining environmental sustainability, ahead of all other objectives.”

About U.S. GoldMining Inc.

U.S. GoldMining Inc. is an exploration and development company focused on advancing the 100% owned Whistler Gold-Copper Project, located 105 miles (170 kilometers) northwest of Anchorage, Alaska, U.S.A. The Whistler Project consists of several gold-copper porphyry deposits and exploration targets within a large regional land package totaling approximately 53,700 acres (217.5 square kilometers).

Visit www.usgoldmining.us for more information.

For additional information, please contact:

U.S. GoldMining Inc.
Alastair Still, Chair
Tim Smith, Chief Executive Officer
Telephone Toll Free: 1-833-388-9788
Email: info@usgoldmining.us

Forward-Looking Statements

Except for the statements of historical fact contained herein, the information presented in this news release constitutes “forward-looking statements” within the meaning of the United States federal securities laws and “forward-looking information” within the meaning of applicable Canadian securities laws (collectively, “forward-looking statements”). Such statements include statements with regard to the Company’s expectations regarding its planned work program and expectations for the Whistler Project. Words such as “expects”, “anticipates”, “plans”, estimates” and “intends” or similar expressions are intended to identify forward-looking statements. Forward-looking statements are based on U.S. GoldMining’s current expectations and are subject to inherent uncertainties, risks and assumptions that are difficult to predict and involves known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such risks and other factors include, among others, the actual results of exploration activities, variations in the underlying assumptions associated with the estimation or realization of mineral resources, accidents, labor disputes and other risks of the mining industry including, without limitation, those associated with the environment, delays in obtaining governmental approvals, permits or financing, title disputes or claims limitations on insurance coverage and the other risk factors set forth in the Company’s public filings, including its most recent Annual Report on Form 10-K, available under the Company’s profiles at www.sec.gov and www.sedarplus.ca. Although the Company has attempted to identify important factors that could cause actual actions, events or results to differ materially from those described in forward-looking statements, there may be other factors that cause actions, events or results not to be as anticipated, estimated or intended. Many of these factors are beyond the Company’s ability to control or predict. There can be no assurance that such statements will prove to be accurate as actual results and future events could differ materially from those anticipated in such statements. Accordingly, readers should not place undue reliance on forward-looking statements contained in this news release and in any document referred to in this news release. Forward-looking statements contained in this news release are made as of this date, and U.S. GoldMining does not undertake any duty to update such information except as required under applicable law.